As filed with the Securities and Exchange Commission on July 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONLINE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-1623052
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4795 Meadow Wood Lane

Chantilly, Virginia 20151

(703) 653-3100

(Address of Principal Executive Offices)

Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan

(Full title of the plan)

Thomas J. Ball

Vice President, General Counsel and Secretary

Online Resources Corporation

4795 Meadow Wood Lane

Chantilly, Virginia 20151

(703) 653-3100

With a copy to:

David M. Calhoun, Esq.

Morris, Manning & Martin, LLP

3343 Peachtree Road, N.E.

Atlanta, GA 30326

(404) 233-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.0001 Par Value	3,805,858 (2)	$2.305(3)	$8,772,502.69	$1,005.33

(1)	The number of common shares, par value $.0001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold upon the exercise of options or issuance of stock awards which may hereafter be granted under the Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of options or issuance of stock awards granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan, such as any recapitalization, reclassification, subdivision or consolidation, stock dividend, stock split or any other similar adjustment. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such adjustments as described above.

(2)	Represents shares of Common Stock reserved for future issuance under the Plan. To the extent outstanding option awards under the Plan are forfeited or lapse unexercised, the shares of Common Stock subject to such awards will be available for issuance under the Plan.

(3)	This estimate is made pursuant to the provisions of Rule 457(c) and (h) of the Securities Act for purposes of calculating the registration fee. The proposed maximum offering price per share is $2.305, which is the average of the high and low prices for the registrant’s Common Stock as reported on The NASDAQ Global Market on July 18, 2012, which is within five business days prior to the filing of this Registration Statement.

Online Resources Corporation (the “Company”) is filing this registration statement on Form S-8 to register 3,805,858 additional shares of the Company’s Common Stock authorized for issuance under the Plan.

On September 13, 2005, the Company filed a registration statement on Form S-8 (File No. 333-128291) with the Securities Exchange Commission to register shares of the Company’s Common Stock for issuance under the Plan (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference into this registration statement to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

4.1	Form of Restated Certificate of Incorporation of the Company (incorporated by reference from our Amendment No.1 to the registration statement on Form S-1 (Registration No. 333-74777) filed on April 26, 1999).

4.2	Certificate of Amendment of Certificate of Incorporation of the Company.

4.3	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference from our Form 10-Q for the period ended June 30, 2005 filed on August 19, 2005).

4.4	Amended and Restated Bylaws of the Company (incorporated by reference from our Form 10-K for the year ended December 31, 2008 filed on March 3, 2009).

4.5	Certificate of Designation of shares of Series A-1 Convertible Preferred Stock (incorporated by reference from our Form 8-K filed on July 3, 2006).

4.6	Certificate of Correction to the Certificate of Designation for the shares of Series A-1 Convertible Preferred Stock (incorporated by reference from our Form 8-K filed on September 14, 2006).

4.7	Specimen of Common Stock Certificate of the Company (incorporated by reference from our Amendment No.1 to the registration statement on Form S-1 (Registration No. 333-74777) filed on April 26, 1999).

4.8	Investor Rights Agreement dated July 3, 2006, by and among the Company and the holders of its shares of Series A-1 Convertible Preferred Stock (incorporated by reference from our Amendment No.1 to the registration statement on Form S-3 (Registration No. 333-138234) filed on November 14, 2006).

4.9	Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan (incorporated by reference from our Form 8-K filed on October 29, 2009).

4.10	First Amendment to the Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan.

4.11	Second Amendment to the Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan.

5.1	Opinion of Morris, Manning & Martin, LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereof).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, State of Virginia, on this 20th day of July, 2012.

ONLINE RESOURCES CORPORATION

By:	/s/ Joseph L. Cowan
Joseph L. Cowan President and Chief Executive Officer (Principal Executive Officer and Interim Principal Financial Officer)

POWER OF ATTORNEY

The Registrant and each person whose signature appears below constitutes and appoints Joseph L. Cowan his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and his, her or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto, and all documents in connection therewith, and (ii) a registration statement, and any and all amendment thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/ Joseph L. Cowan Joseph L. Cowan	President, Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2012

/s/ Joseph L. Cowan Joseph L. Cowan	Chief Financial Officer (Interim Principal Financial Officer and Accounting Officer)	July 20, 2012

/s/ John C. Dorman John C. Dorman	Director	July 20, 2012

/s/ Edward D. Horowitz Edward D. Horowitz	Director	July 20, 2012

/s/ Bruce A. Jaffe Bruce A. Jaffe	Director	July 19, 2012

Donald W. Layden, Jr.	Director	, 2012

Michael E. Leitner	Director	, 2012

/s/ Ervin R. Shames Ervin R. Shames	Director	July 18, 2012

/s/ William H. Washecka William H. Washecka	Director	July 18, 2012

/s/ Barry D. Wessler Barry D. Wessler	Director	July 18, 2012

EXHIBIT INDEX

Exhibit

4.1	Form of Restated Certificate of Incorporation of the Company (incorporated by reference from our Amendment No.1 to the registration statement on Form S-1 (Registration No. 333-74777) filed on April 26, 1999).

4.2	Certificate of Amendment of Certificate of Incorporation of the Company.*

4.3	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference from our Form 10-Q for the period ended June 30, 2005 filed on August 19, 2005).

4.4	Amended and Restated Bylaws of the Company (incorporated by reference from our Form 10-K for the year ended December 31, 2008 filed on March 3, 2009).

4.5	Certificate of Designation of shares of Series A-1 Convertible Preferred Stock (incorporated by reference from our Form 8-K filed on July 3, 2006).

4.6	Certificate of Correction to the Certificate of Designation for the shares of Series A-1 Convertible Preferred Stock (incorporated by reference from our Form 8-K filed on September 14, 2006).

4.7	Specimen of Common Stock Certificate of the Company (incorporated by reference from our Amendment No.1 to the registration statement on Form S-1 (Registration No. 333-74777) filed on April 26, 1999).

4.8	Investor Rights Agreement dated July 3, 2006, by and among the Company and the holders of its shares of Series A-1 Convertible Preferred Stock (incorporated by reference from our Amendment No.1 to the registration statement on Form S-3 (Registration No. 333-138234) filed on November 14, 2006).

4.9	Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan (incorporated by reference from our Form 8-K filed on October 29, 2009).

4.10	First Amendment to the Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan.*

4.11	Second Amendment to the Online Resources Corporation Amended and Restated 2005 Restricted Stock and Option Plan.*

5.1	Opinion of Morris, Manning & Martin, LLP.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page hereof).

* Filed herewith.